                                                                   EXHIBIT 10.14

================================================================================


                                 $3,500,000,000


                COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY


                                      among


                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION,


                               The Several Lenders
                        from Time to Time Parties Hereto


             BANK OF AMERICA NT & SA, CITIBANK, N.A., DEUTSCHE BANK,
                BARCLAYS BANK PLC and BANQUE NATIONALE DE PARIS,
                              as Syndication Agents


                                       and


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                           Dated as of January 4, 1999

                     ---------------------------------------

                             CHASE SECURITIES INC.,
                        as Lead Arranger and Book Manager


================================================================================

                                TABLE OF CONTENTS
                                -----------------


                                                                                      Page
                                                                                      ----
SECTION 1. DEFINITIONS ..............................................................    1
    1.1 Defined Terms ...............................................................    1
    1.2 Other Definitional Provisions ...............................................   13

SECTION 2. AMOUNT AND TERMS OF THE FACILITIES .......................................   13
    2.1 Revolving Credit Commitments ................................................   13
    2.2 Procedure for Revolving Credit Borrowing ....................................   14
    2.3 Competitive Borrowings ......................................................   14
    2.4 Termination or Reduction of Commitments .....................................   18
    2.5 Prepayments .................................................................   18
    2.6 Conversion and Continuation Options .........................................   18
    2.7 Minimum Amounts of Eurodollar Borrowings ....................................   19
    2.8 Repayment of Loans; Evidence of Debt ........................................   19
    2.9 Interest Rates and Payment Dates ............................................   20
    2.10 Facility Fee ...............................................................   21
    2.11 Computation of Interest and Fees ...........................................   21
    2.12 Inability to Determine Interest Rate .......................................   22
    2.13 Pro Rata Treatment and Payments ............................................   22
    2.14 Illegality .................................................................   23
    2.15 Increased Costs ............................................................   24
    2.16 Taxes ......................................................................   25
    2.17 Indemnity ..................................................................   26
    2.18 Notice of Amounts Payable; Relocation of Lending Office; Mandatory
         Assignment..................................................................   27

SECTION 3. REPRESENTATIONS AND WARRANTIES ...........................................   27
    3.1 Financial Condition .........................................................   28
    3.2 Corporate Existence; Compliance with Law ....................................   28
    3.3 Corporate Power; Authorization; Enforceable Obligations .....................   29
    3.4 No Legal Bar; No Default ....................................................   29
    3.5 No Material Litigation ......................................................   29
    3.6 Federal Regulations .........................................................   29
    3.7 Investment Company Act ......................................................   29
    3.8 ERISA .......................................................................   29
    3.9 No Material Misstatements ...................................................   30
    3.10 Environmental Matters ......................................................   30
    3.11 Subsidiaries ...............................................................   30
    3.12 Year 2000 Matters ..........................................................   30
    3.13 Purpose of Loans ...........................................................   30

SECTION 4. CONDITIONS PRECEDENT .....................................................   31
    4.1 Conditions to Initial Loans .................................................   31
    4.2 Conditions to Each Loan .....................................................   32

SECTION 5. AFFIRMATIVE COVENANTS ....................................................   32
    5.1 Financial Statements ........................................................   32




                                                                                      Page
                                                                                      ----
    5.2  Certificates; Other Information ............................................   33
    5.3  Notices ....................................................................   34
    5.4  Conduct of Business and Maintenance of Existence ...........................   34
    5.5  Books and Records ..........................................................   34
    5.6  Environmental Laws .........................................................   34

SECTION 6. NEGATIVE COVENANTS .......................................................   34
    6.1  Consolidated Leverage Ratio ................................................   34
    6.2  Indebtedness ...............................................................   34
    6.3  Liens ......................................................................   35
    6.4  Sale-Leasebacks ............................................................   35
    6.5  Merger, Consolidation, etc .................................................   35

SECTION 7. EVENTS OF DEFAULT ........................................................   36

SECTION 8. THE ADMINISTRATIVE AGENT .................................................   38
    8.1  Appointment ................................................................   38
    8.2  Delegation of Duties .......................................................   38
    8.3  Exculpatory Provisions .....................................................   38
    8.4  Reliance by Administrative Agent ...........................................   38
    8.5  Notice of Default ..........................................................   39
    8.6  Non-Reliance on Administrative Agent and Other Lenders......................   39
    8.7  Indemnification ............................................................   40
    8.8  Administrative Agent in Its Individual Capacity ............................   40
    8.9  Successor Administrative Agent  ............................................   40
    8.10 Syndication Agents and Documentation Agent .................................   41

SECTION 9. MISCELLANEOUS ............................................................   41
    9.1  Amendments and Waivers .....................................................   41
    9.2  Notices ....................................................................   42
    9.3  No Waiver; Cumulative Remedies .............................................   42
    9.4  Survival of Representations and Warranties .................................   43
    9.5  Payment of Expenses and Taxes ..............................................   43
    9.6  Successors and Assigns; Participations and Assignments .....................   43
    9.7  Adjustments ................................................................   46
    9.8  Counterparts ...............................................................   46
    9.9  Severability ...............................................................   47
    9.10 GOVERNING LAW ..............................................................   47
    9.11 Confidentiality ............................................................   47


                                                                            Page
                                                                            ----
SCHEDULES

I        Commitments; Competitive Bid Lenders
II       Addresses for Notices
III      Material Agreements
3.11     Subsidiaries
4.1(e)   GM Agreements



EXHIBITS
--------

A        Competitive Bid Request
B        Invitation for Competitive Bids
C        Competitive Bid
D        Competitive Bid Accept/Reject Letter
E        Assignment and Acceptance
F-1      Opinion of Drinker Biddle & Reath LLP, counsel for the Borrower
F-2      Opinion of Simpson Thacher & Bartlett
G        Promissory Note

         COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY, dated as of January 4, 1999, among DELPHI AUTOMOTIVE SYSTEMS CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), BANK OF AMERICA NT & SA, CITIBANK, N.A., DEUTSCHE BANK, BARCLAYS BANK PLC and BANQUE NATIONALE DE PARIS, as syndication agents (collectively, the "Syndication Agents"), and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

         The parties hereto hereby agree as follows:


                            SECTION 1. DEFINITIONS



         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Base CD Rate in effect on such day plus 1%. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, the ABR shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Three-Month Secondary CD Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Three-Month Secondary CD Rate, respectively.

         "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

         "Agreement": this Agreement, as amended, supplemented or otherwise modified from time to time.

         "Applicable Margin": as defined in subsection 2.9(e).

         "Assignee": as defined in subsection 9.6(c).

         "Available Commitment": as to any Lender at any time, the excess, if any, of such Lender's Commitment over such Lender's Revolving Credit Loans.

         "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrowing": a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to subsection 2.3) on a single date and as to which a single Interest Period is in effect.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Contribution": the contribution by GM or any wholly-owned Subsidiary of GM of cash to the Borrower in respect of the issuance of, or its ownership of, capital stock of the Borrower.

         "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

         "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

         "Change of Control": (a) prior to an IPO and/or Offering which, when combined with the Net Cash Proceeds from any Capital Contributions, yields aggregate Net Cash Proceeds to the Borrower of at least $1,250,000,000, GM or any wholly-owned Subsidiary of GM shall fail to own 100% of the issued and outstanding capital stock of the Borrower and (b) following an IPO and/or Offering which, when combined with the Net Cash Proceeds from any Capital Contributions, yields aggregate Net Cash Proceeds to the Borrower of at least $1,250,000,000, any of (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than GM or any wholly-owned Subsidiary of GM, of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or
    (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (X) nominated by the board of directors of the Borrower or the board of directors of GM nor (Y) appointed by directors so nominated; or (iii) the acquisition of direct or indirect Control of the Borrower by any Person or group other than GM or any wholly-owned Subsidiary of GM.

         "Chase": The Chase Manhattan Bank.

         "Closing Date": the date on which each of the conditions precedent set forth in subsection 4.1 shall have been satisfied.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

         "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

         "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

         "Competitive Bid": an offer by a Lender to make a Competitive Loan pursuant to subsection 2.3.

         "Competitive Bid Accept/Reject Letter": a notification made by the Borrower pursuant to subsection 2.3(f) in the form of Exhibit D.

         "Competitive Bid Lenders": the Lenders specified on Schedule I as being "Competitive Bid Lenders."

         "Competitive Bid Rate": as to any Competitive Bid made by a Lender pursuant to subsection 2.3, (i) in the case of a Eurodollar Competitive Loan, the Eurodollar Rate plus (or minus) the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

         "Competitive Bid Request": a request made pursuant to subsection 2.3(b) in the form of Exhibit A.

         "Competitive Borrowing": a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by a Borrower under the bidding procedure described in subsection 2.3.

         "Competitive Loan": a Loan (which shall be a Eurodollar Competitive Loan or a Fixed Rate Loan) made by a Lender pursuant to the bidding procedure described in subsection 2.3.

         "Confidential Information Memorandum": the Confidential Information Memorandum dated November 1998 and furnished to the Lenders.

         "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of
    (a) income tax expense, (b) interest expense (other than interest expense or discount during such period attributable to Permitted Receivables Financing with an aggregate principal amount not in excess of $1,500,000,000), (c) amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (d) depreciation and amortization expense, (e) amortization of intangibles (including, but not limited to, goodwill) and organization costs and (f) any extraordinary, unusual or non-recurring non-cash expenses or losses, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of
    (a) interest income and (b) any extraordinary, unusual or non-recurring income or gains, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this paragraph, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that involves the payment of consideration (including, without limitation, the assumption of debt) by the Borrower and its Subsidiaries in excess of $10,000,000.

         "Consolidated Leverage Ratio": as at any day, the ratio of (a) Consolidated Total Debt on such day (other than any Permitted Receivables Financing outstanding on such date in an aggregate principal amount not to exceed $1,500,000,000 and any other Non-Recourse Debt not related to accounts receivable of the Borrower or any of its Subsidiaries) to (b) Consolidated EBITDA for the period of four fiscal quarters ending on or most recently prior to such day; provided, that for the purposes of determining the Consolidated Leverage Ratio for the fiscal quarters of the Borrower ending March 31, 1999, June 30, 1999 and September 30, 1999, Consolidated EBITDA for the relevant period shall be deemed to equal Consolidated EBITDA for the period beginning on the Closing Date and ending on such dates, plus Consolidated EBITDA for the segments and Subsidiaries of GM constituting the Delphi Automotive Systems business of GM for the number of fiscal quarters immediately preceding the Closing Date which, when added to the number of fiscal quarters which have begun since the Closing Date and have ended on or prior to such dates, equals four.

         "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Assets": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

         "Consolidated Total Debt": at any date and without duplication, (i) the aggregate principal amount of (i) all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis and (ii) all guarantees by the Borrower or any of its Subsidiaries of Indebtedness on a consolidated basis of any other Person (other than the Borrower or a Subsidiary) at such date.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Dollars" and "$": dollars in lawful currency of the United States of America.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters relating to the environment.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board) maintained by a member bank of such System.

         "Eurodollar Borrowing": a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Competitive Loan": any Competitive Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

         "Eurodollar Loan": any Eurodollar Competitive Loan or Eurodollar Revolving Credit Loan.

         "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets Page (or otherwise on such service), the "Eurodollar Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Rate" shall instead be the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

         "Eurodollar Reserve Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):


                                 Eurodollar Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements


         "Eurodollar Revolving Credit Loan": any Revolving Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

         "Event of Default": any of the events specified in Section 7; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day of such rates on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Financial Officer": with respect to any Person, the chief financial officer, principal accounting officer, a financial vice president, treasurer or assistant treasurer of such Person.

         "Fixed Rate Borrowing": a Borrowing comprised of Fixed Rate Loans.

         "Fixed Rate Loan": any Competitive Loan bearing interest at a fixed percentage rate per annum specified by the Lender making such Loan in its Competitive Bid.

         "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time and as applied by the Borrower in the preparation of its most recent financial statements delivered pursuant to subsection 3.1(b); provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

         "GM": General Motors Corporation, a Delaware corporation.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Indebtedness": of any Person at any date, the amount outstanding on such date under notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (including, without limitation, indebtedness for borrowed money evidenced by a loan account).

         "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and on the date such Loan is paid in full, (b) as to any Eurodollar Loan or Fixed Rate Loan, the last day of the Interest Period applicable thereto and
    (c) as to any Eurodollar Loan or Fixed Rate Loan, having an Interest Period longer than three months or 90 days, as the case may be, each day which is three months or 90 days, as the case may be, after the first day of the Interest Period applicable thereto; provided that, in addition to the foregoing, each of (x) the date upon which both the Commitments have been terminated and the Loans have been paid in full and (y) the Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder.

         "Interest Period": (a) with respect to any Eurodollar Loan:

              (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or if available to all the Lenders (or, in the case of Eurodollar Competitive Loans, the Lender making such Loans) nine) months thereafter, as selected by the

         Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

              (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or if available to all the Lenders (or, in the case of Eurodollar Competitive Loans, the Lender making such Loans) nine) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; and

                   (b) with respect to any Fixed Rate Loan, the period commencing on the borrowing date with respect to such Fixed Rate Loan and ending such number of days thereafter (which shall be not less than seven days or more than 180 days after the date of such borrowing) as selected by the Borrower in its Competitive Bid Request given with respect thereto.

    provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                   (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Interest Period pertaining to a Eurodollar Loan, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and

                   (2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

    Notwithstanding anything to the contrary contained in this Agreement, no Interest Period shall be selected by the Borrower which ends on a date after the Termination Date.

         "Invitation for Competitive Bids": an invitation made by the Borrower pursuant to subsection 2.3(c) in the form of Exhibit B.

         "IPO": the initial underwritten public offering by the Borrower of common stock of the Borrower pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

         "Level I Status": exists at any date if, at such date, the Borrower has senior unsecured long-term debt outstanding, without third-party credit enhancement, which is rated A- or better by S&P and A3 or better by Moody's; provided that if either S&P or

    Moody's shall cease to issue ratings of debt securities generally, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other such rating agency and (b) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other rating agency and such substitute rating agency.

         "Level II Status": exists at any date if, at such date, Level I Status does not exist and the Borrower has senior unsecured long-term debt outstanding, without third-party credit enhancement, which is rated BBB+ or better by S&P and Baa1 or better by Moody's; provided that if either S&P or Moody's shall cease to issue ratings of debt securities generally, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other such rating agency and (b) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other rating agency and such substitute rating agency.

         "Level III Status": exists at any date if, at such date, neither Level I Status nor Level II Status exists and the Borrower has senior unsecured long-term debt outstanding, without third party credit enhancement, which is rated BBB or better by S&P and Baa2 or better by Moody's; provided that if either S&P or Moody's shall cease to issue ratings of debt securities generally, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other such rating agency and (b) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other rating agency and such substitute rating agency.

         "Level IV Status": exists at any date if, at such date, none of Level I Status, Level II Status or Level III Status exists and the Borrower has senior unsecured long-term debt outstanding, without third party credit enhancement, which is rated BBB- or better by S&P and Baa3 or better by Moody's; provided that if either S&P or Moody's shall cease to issue ratings of debt securities generally, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other such rating agency and (b) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other rating agency and such substitute rating agency.

         "Level V Status": exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

         "Lien": any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

         "Loan": a Competitive Loan or a Revolving Credit Loan, as the context shall require; collectively, the "Loans."

         "Majority Lenders": at any time, Lenders whose Commitment Percentages represent at least 51% of the aggregate Commitments or, if the Commitments are terminated or for purposes of acceleration pursuant to Section 7, Lenders holding Loans representing at least 51% of the aggregate principal amount of all Loans outstanding.

         "Margin": as to any Eurodollar Competitive Loan, the margin to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

         "Material Adverse Effect": a material adverse effect on (a) the financial condition of the Borrower and its Subsidiaries taken as a whole or
    (b) the validity or enforceability of this Agreement or the rights or remedies of the Administrative Agent and the Lenders hereunder.

         "Material Agreements": the agreements set forth on Schedule III.

         "Moody's": Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds": in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

         "Non-Recourse Debt": all Indebtedness which, in accordance with GAAP, is not required to be recognized on a consolidated balance sheet of the Borrower as a liability.

         "Offering": the offering by the Borrower to any Person (other than GM or any wholly-owned Subsidiary of GM) of any equity securities of the Borrower.

         "Participant": as defined in subsection 9.6(b).

         "Permitted Receivables Financing": at any date of determination, the aggregate amount of any Non-Recourse Debt outstanding on such date relating to securitizations or other similar off-balance sheet financings of accounts receivable of the Borrower or any of its Subsidiaries.

         "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Prime Rate": the rate of interest per annum equal to the prime rate publicly announced by the majority of the Reference Lenders as its prime rate (or similar base rate) in effect at its principal office.

         "Reference Lenders": The Chase Manhattan Bank, Bank of America NT & SA, Citibank, N.A., Morgan Guaranty Trust Company and the Bank of New York.

         "Register": as defined in subsection 9.6(d).

         "Requirement of Law": as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Revolving Credit Loans": as defined in subsection 2.1(a) and shall in any event include any Loans that remain outstanding after the Termination Date pursuant to subsection 2.8.

         "Sale-Leasebacks": as defined in subsection 6.4.

         "S&P": Standard & Poor's Corporation and its successors.

         "Significant Subsidiary": at any time, any Subsidiary of the Borrower which has at least 5% of the consolidated revenues of the Borrower and its Subsidiaries at such time as reflected in the most recent annual audited consolidated financial statements of the Borrower.

         "Status": as to the Borrower, the existence of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be.

         "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person, or by one or more Subsidiaries, or by such Person and one or more Subsidiaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Termination Date": January 3, 2000.

         "Transferee": as defined in subsection 9.6(f).

         "Type": as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Loan, and as to any Competitive Loan, its nature as a Eurodollar Competitive Loan or a Fixed Rate Loan.

         "Utilization": as of the last day of any fiscal quarter of the Borrower, the percentage equivalent of a fraction (i) the numerator of which is the average daily principal amount of Loans outstanding (after giving effect to any borrowing or payment on such date) during such quarter and
    (ii) the denominator of which is the average daily amount of the aggregate Commitments of all Lenders during such quarter, after giving effect to any reduction of the Commitments on such day. For purposes of subsection 2.9(e), if for any reason any Loans remain outstanding after termination of the Commitments, the Utilization for each day on or after the date of such termination shall be deemed to be greater than 33%.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

         (b) As used herein, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                  SECTION 2. AMOUNT AND TERMS OF THE FACILITIES

         2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Commitment. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event (after giving effect to the use of proceeds of any Borrowing) shall (i) the amount of any Lender's Commitment Percentage of a Borrowing of Revolving Credit Loans exceed such Lender's Available Commitment at the time of such Borrowing or (ii) the aggregate amount of Revolving Credit Loans and Competitive Loans at any one time outstanding exceed the aggregate Commitments then in effect of all Lenders.

         (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections
2.2 and 2.6; provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

         2.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow Revolving Credit Loans under the Commitments during the Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested borrowing date, if all or any part of the requested Revolving Credit Loans are to be Eurodollar Loans, or (b) one Business Day prior to the requested borrowing date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested borrowing date, (iii) whether the Borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the Borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each Borrowing under the Commitments shall be in an amount equal to $10,000,000 or a multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each Borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 9.2 prior to 11:00 A.M., New York City time, on the borrowing date requested by the Borrower in funds immediately available to the Administrative Agent. Such Borrowing will then immediately be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.3 Competitive Borrowings.

         (a) The Competitive Bid Option. In addition to the Revolving Credit Loans which may be made available pursuant to subsection 2.1, the Borrower may, as set forth in this subsection 2.3, request the Lenders to make offers to make Competitive Loans to the Borrower during the Commitment Period. The Lenders may, but shall have no obligation to, make such offers, and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this subsection 2.3.

         (b) Competitive Bid Request. When the Borrower wishes to request offers to make Competitive Loans under this subsection 2.3, it shall transmit to the Administrative Agent a Competitive Bid Request to be received no later than 12:00 Noon (New York City time) on (x) the fourth Business Day prior to the date of Borrowing proposed therein, in the case of a Borrowing of Eurodollar Competitive Loans or (y) the Business Day immediately preceding the date of Borrowing proposed therein, in the case of a Fixed Rate Borrowing, specifying:

              (i) the proposed date of Borrowing, which shall be a Business Day,

             (ii) the aggregate principal amount of such Borrowing, which shall be $10,000,000 or a multiple of $1,000,000 in excess thereof,

            (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period contained in subsection 1.1, and

             (iv) whether the Borrowing then being requested is to be of Eurodollar Competitive Loans or Fixed Rate Loans.

A Competitive Bid Request that does not conform substantially to the format of Exhibit A may be rejected by the Administrative Agent in its sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection. The Borrower may request offers to make Competitive Loans for more than one Interest Period in a single Competitive Bid Request. No Competitive Bid Request shall be given within three Business Days of any other Competitive Bid Request pursuant to which the Borrower has made a Competitive Borrowing.

         (c) Invitation for Competitive Bids. Promptly after its receipt of a Competitive Bid Request (but, in any event, no later than 3:00 P.M., New York City time, on the date of such receipt) conforming to the requirements of paragraph (b) above, the Administrative Agent shall send to each of the Competitive Bid Lenders an Invitation for Competitive Bids which shall constitute an invitation by the Borrower to each such Lender to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

         (d) Submission and Contents of Competitive Bids. Each Lender to which an Invitation for Competitive Bids is sent may submit a Competitive Bid containing an offer or offers to make Competitive Loans in response to such Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this paragraph (d) and must be submitted to the Administrative Agent at its offices specified in subsection 9.2 not later than (x) 9:30 A.M. (New York City time) on the third Business Day prior to the proposed date of Borrowing, in the case of a Borrowing of Eurodollar Competitive Loans or (y) 9:30 A.M. (New York City time) on the date of the proposed Borrowing, in the case of a Fixed Rate Borrowing; provided that any Competitive Bids submitted by the Administrative Agent in the capacity of a Lender may only be submitted if the Administrative Agent notifies the Borrower of the terms of the offer or offers contained therein not later than fifteen minutes prior to the deadline for the other Lenders. A Competitive Bid submitted by a Lender pursuant to this paragraph (d) shall be irrevocable.

            (ii) Each Competitive Bid shall be in substantially the form of Exhibit C and shall specify:

         (A) the date of the proposed Borrowing,

         (B) the principal amount of the Competitive Loan for which each such offer is being made, which principal amount (w) may be greater than, equal to or less than the Commitment of the quoting Lender, (x) must be in a minimum principal amount of $5,000,000 or a multiple of $1,000,000 in excess thereof, (y) may not exceed the principal amount of Competitive Loans for which offers were requested and (z) may be subject to a limitation as to the maximum aggregate principal amount of Competitive Loans for which offers being made by such quoting Lender may be accepted,

         (C) in the case of a Borrowing of Eurodollar Competitive Loans, the Margin offered for each such Competitive Loan, expressed as a percentage (specified in increments of 1/10,000th of 1%) to be added to or subtracted from such base rate,

         (D) in the case of a Fixed Rate Borrowing, the rate of interest per annum (specified in increments of 1/10,000th of 1%) offered for each such Competitive Loan, and

         (E) the identity of the quoting Lender.

A Competitive Bid may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids. Any Competitive Bid shall be disregarded by the Administrative Agent if the Administrative Agent determines that it: (A) is not substantially in the form of Exhibit C or does not specify all of the information required by subsection 2.3(d)(ii); (B) contains qualifying, conditional or similar language (except for a limitation on the maximum principal amount which may be accepted);
(C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids or (D) arrives after the time set forth in subsection 2.3(d)(i).

         (e) Notice to Borrower. The Administrative Agent shall promptly (and, in any event, by 10:00 A.M., New York City time) notify the Borrower, by telecopy, of all the Competitive Bids made (including all disregarded bids), the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids (including all disregarded bids) to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this subsection 2.3.

         (f) Acceptance and Notice by Borrower. The Borrower may in its sole discretion, subject only to the provisions of this paragraph (f), accept or reject any Competitive Bid (other than any disregarded bid) referred to in paragraph (e) above. The Borrower shall notify the Administrative Agent by telephone, confirmed immediately thereafter by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it wishes to accept any or all of the bids referred to in paragraph (e) above not later than (x) 10:30 A.M. (New York City time) on the third Business Day prior to the proposed date of Borrowing, in the case of a Competitive Eurodollar Borrowing or (y) 10:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of a Fixed Rate Borrowing; provided that:

             (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (e) above;

            (ii) the aggregate principal amount of the Competitive Bids accepted by the Borrower may not exceed the lesser of (A) the principal amount set forth in the related Competitive Bid Request and (B) the excess, if any, of the aggregate Commitments of all Lenders then in effect over the aggregate principal amount of all Loans outstanding immediately prior to the making of such Competitive Loans (and after giving effect to the use of proceeds thereof),

           (iii) the principal amount of each Competitive Borrowing must be $5,000,000 or a multiple of $1,000,000 in excess thereof,

            (iv) unless there are any limitations contained in a quoting Lender's Competitive Bid, the Borrower may not accept a Competitive Bid made at a particular Competitive Bid Rate if it has decided to reject any portion of a bid made at a lower Competitive Bid Rate for the same Interest Period, and

             (v) the Borrower may not accept any Competitive Bid that is disregarded by the Administrative Agent pursuant to subsection 2.3(d)(ii) or that otherwise fails to comply with the requirements of this Agreement.

A notice given by the Borrower pursuant to this paragraph (f) shall be irrevocable.

         (g) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Competitive Bid Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in integral multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers.

         (h) Notification of Acceptance. The Administrative Agent shall promptly (and, in any event, by 11:00 A.M., New York City time) notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

         2.4 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments when no Loans are then outstanding or, from time to time, to reduce the unutilized portion of the Commitments. Any such reduction shall be in an amount equal to $10,000,000 or a multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

         2.5 Prepayments. (a) The Borrower may, at any time and from time to time, prepay the Revolving Credit Loans, in whole or in part, without premium or penalty (but subject to the provisions of subsection 2.17), upon at least two Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Revolving Credit Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.17. Partial prepayments shall be in an aggregate principal amount of $10,000,000 or a multiple of $1,000,000 in excess thereof. Notwithstanding anything to the contrary contained herein, the Borrower shall not prepay the Competitive Loans except pursuant to Section 7 or with the consent of the Competitive Bid Lender which has made such Competitive Loan.

         (b) The Commitments shall be permanently reduced by an amount equal to:
(i) the Net Cash Proceeds from the issuance during the period commencing on or after December 31, 1998 and ending on or prior to the Termination Date by the Borrower or any Subsidiary of common stock (other than common stock issued in connection with the Borrower's regular employee, executive and director stock option plans) to the extent that such Net Cash Proceeds exceed, in the aggregate for all such issuances, $1,500,000,000 and (ii) the first $2,000,000,000 of Net Cash Proceeds from the issuance during the period commencing on or after December 31, 1998 and ending on or prior to the Termination Date of any publicly offered or privately placed debt securities (excluding any such debt securities that have a stated maturity of less than one year and cannot be extended at the sole option of the borrower thereof) of the Borrower or any Subsidiary. Any such reduction of the Commitments shall be effective on the fifth Business Day following any such issuance or incurrence and shall be accompanied by prepayment of the Loans to the extent, if any, that the Loans of all the Lenders exceed the total amount of the Commitments as so reduced. The application of any prepayment shall be made first to ABR Loans and second to Eurodollar Loans. Each prepayment of the Loans (except in the case of Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

         2.6 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Revolving Credit Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election; provided that any such conversion of Eurodollar Revolving Credit Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Revolving Credit Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Revolving Credit Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Revolving Credit Loans and ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Revolving Credit Loan when any Event of Default has occurred and is continuing and (ii) no Loan may be converted into a Eurodollar Revolving Credit Loan after the date that is one month prior to the Termination Date.

         (b) Any Eurodollar Revolving Credit Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Revolving Credit Loan may be continued as such (i) when any Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the Termination Date and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Revolving Credit Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

         2.7 Minimum Amounts of Eurodollar Borrowings. All borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans comprising each Eurodollar Borrowing shall be equal to $10,000,000 or a multiple of $1,000,000 in excess thereof and so that there shall not be more than 20 Eurodollar Borrowings outstanding at any one time.

         2.8 Repayment of Loans; Evidence of Debt. The Borrower hereby unconditionally promises to pay to each Lender (i) on the Termination Date (or such earlier date as the Loans become due and payable pursuant to Section 7 or subsection 2.5), the unpaid principal amount of each Loan made by such Lender; provided, that, at the Borrower's option up to $1,500,000,000 of any Loans outstanding on the Termination Date shall be due and payable in full on the date which is one year following the Termination Date (or such earlier date as the Loans become due and payable pursuant to Section 7 or subsection 2.5) and (ii) on the last day of the applicable Interest Period, the unpaid principal amount of each Competitive Loan made by such Lender. The Borrower hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of such Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.9.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain the Register pursuant to subsection 9.6(d), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this subsection 2.8 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

         2.9 Interest Rates and Payment Dates. (a) Each ABR Loan shall bear interest at a rate per annum equal to the ABR.

         (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of each Eurodollar Revolving Credit Loan, the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin and (ii) in the case of each Eurodollar Competitive Loan, the Eurodollar Rate for the Interest Period in effect for such Borrowing plus (or minus, as the case may be) the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to subsection 2.3.

         (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to subsection 2.3.

         (d) Subject to the provisions of the following sentence, interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (f) of this subsection 2.9 shall be payable from time to time on demand. The amount of interest on Revolving Credit Loans to be paid on any Interest Payment Date shall be the amount which would be due and payable if the Utilization for the period for which such interest is paid was less than 33%. On the first Business Day following the last day of each fiscal quarter of the Borrower and on the Termination Date (or, if earlier, on the date upon which both the Commitments are terminated and the Loans are paid in full), the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, an additional amount of interest equal to the difference (if any) between (i) the amount of interest which would have been payable during such fiscal quarter (or, in the case of the payment due on the Termination Date, the portion thereof ending on such date) after giving effect to the actual Utilization during such period and (ii) the amount of interest which actually was paid during such period.

         (e) The "Applicable Margin" with respect to each Revolving Credit Loan at any date shall be the applicable percentage amount set forth in the table below based upon the Type of such Loan and the Utilization and Status on such date:


                                Level I       Level II       Level III       Level IV        Level V
                                 Status        Status          Status         Status         Status
If Utilization is less
than 33%:
  Eurodollar Loans              0.2750%        0.3750%        0.5000%         0.8750%        1.1250%
  ABR Loans                        0%            0%              0%             0%             0%
If Utilization is equal
to or greater than 33%:
  Eurodollar Loans              0.4000%        0.5000%        0.6250%         0.8750%        1.1250%
  ABR Loans                        0%            0%              0%             0%             0%

         (f) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.9 plus 2% or (y) in the case of overdue interest, facility fee or other amount, the rate described in paragraph (a) of this subsection 2.9 plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment). For purposes of this Agreement, principal shall be "overdue" only if not paid in accordance with the provisions of subsection 2.8.

         2.10 Facility Fee. The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, a facility fee at the rate per annum equal to 0.1250% of the aggregate Commitments. On the first Business Day following the last day of each fiscal quarter of the Borrower and on the Termination Date (or, if earlier, on the date upon which both the Commitments are terminated and the Loans are paid in full), the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, the portion of such facility fee which accrued during the fiscal quarter most recently ended (or, in the case of the payment due on the Termination Date, the portion thereof ending on such date). Such facility fee shall be based upon the aggregate Commitments of the Lenders from time to time, regardless of the Utilization from time to time thereunder.

         2.11 Computation of Interest and Fees. Interest on all Loans shall be computed on the basis of the actual number of days elapsed over a year of 360 days or, on any date when the ABR is determined by reference to the Prime Rate, a year of 365 or 366 days as appropriate (in each case including the first day but excluding the last day). Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. All fees shall be computed on the basis of a year composed of twelve 30-day months. At any time and from time to time upon request of the Borrower, the Administrative Agent shall deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate applicable to Revolving Credit Loans pursuant to this Agreement. Each change in the Applicable Margin applicable to Loans or the Facility Fee as a result of a change in the Borrower's Status shall become effective on the date upon which such change in Status occurs.

         (b) If any Reference Lender shall for any reason no longer have a Commitment, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result thereof, there shall only be one Reference Lender remaining, the Borrower and the Administrative Agent (after consultation with the Lenders) shall, by notice to the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

         (c) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.12, be determined on the basis of the quotations of the remaining Reference Lenders.

         2.12 Inability to Determine Interest Rate. If the Eurodollar Rate cannot be determined by the Administrative Agent in the manner specified in the definition of the term "Eurodollar Rate" contained in subsection 1.1 of this Agreement, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. Until such time as the Eurodollar Rate can be determined by the Administrative Agent in the manner specified in the definition of such term contained in said subsection 1.1, no further Eurodollar Loans shall be continued as such at the end of the then current Interest Period or (other than any Eurodollar Loans previously requested and with respect to which the Eurodollar Rate previously was determined) shall be made, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

         2.13 Pro Rata Treatment and Payments.(a) Each borrowing of Revolving Credit Loans from the Lenders hereunder, each payment by the Borrower on account of any facility fee hereunder and (except as provided in subsection 2.18(c)) any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Lenders. Each payment by the Borrower on account of principal of and interest on any Borrowing of Competitive Loans shall be made pro rata among the Lenders participating in such Borrowing according to the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing.

         (b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. Notwithstanding the foregoing, the failure by the Borrower to make a payment (or prepayment) prior to 12:00 Noon on the due date thereof shall not constitute a Default or Event of Default if such payment is made on such due date; provided, however, that any payment (or prepayment) made after such time on such due date shall be deemed made on the next Business Day for the purposes of interest and reimbursement calculations. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the deadline for funding a Borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the borrowing date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection
2.13 shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the Federal Funds Effective Rate, on demand, from the Borrower.

         2.14 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give notice thereof to the Administrative Agent and the Borrower describing the relevant provisions of such Requirement of Law (and, if the Borrower shall so request, provide the Borrower with a memorandum or opinion of counsel of recognized standing (as selected by such Lender) as to such illegality), following which (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans (including, without limitation, such Lender's Eurodollar Competitive Loans in the case of clause (ii) below), if any, shall be converted automatically to ABR Loans (i) on the respective last days of the then current Interest Periods with respect to such

Loans or (ii) within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.17.

         2.15 Increased Costs. (a) If (i) there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loans or (ii) any reduction in any amount receivable in respect thereof, and such increased cost or reduced amount receivable is due to either:

         (x) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof; or

         (y) the compliance with any guideline or request made after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law),

then (subject to the provisions of subsection 2.18) the Borrower shall from time to time, upon demand by such Lender pay such Lender additional amounts sufficient to compensate such Lender for such increased cost or reduced amount receivable.

         (b) If any Lender shall have reasonably determined that (i) the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 paper of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or (ii) the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy affecting such Lender, or (iii) any change arising after the date hereof in the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or any lending office of such Lender), or any holding company for such Lender which is subject to any of the capital requirements described above, with any request or directive of general application issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of any such holding company as a direct consequence of such Lender's obligations hereunder to a level below that which such Lender or any such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then (subject to the provisions of subsection 2.17) from time to time such Lender may request the Borrower to pay to such Lender such additional amounts as will compensate such Lender or any such holding company for any such reduction suffered, net of the savings (if any) which may be reasonably projected to be associated with such increased capital requirement. Any certificate as to such amounts which is delivered pursuant to subsection 2.18(a) shall, in addition to any items required by subsection 2.18(a), include the calculation of the savings (if any) which may be reasonably projected to be associated with such increased capital requirement; provided that in no event shall any Lender be obligated to pay or refund any amounts to the Borrower on account of such savings.

         (c) In the event that any Governmental Authority shall impose any Eurocurrency Reserve Requirements which increase the cost to any Lender of making or maintaining Eurodollar Loans, then (subject to the provisions of subsection 2.18) the Borrower shall thereafter pay in respect of the Eurodollar Loans of such Lender a rate of interest based upon the Eurodollar Reserve Rate (rather than upon the Eurodollar Rate). From and after the delivery to the Borrower of the certificate required by subsection 2.18(a), all references contained in this Agreement to the Eurodollar Rate shall be deemed to be references to the Eurodollar Reserve Rate with respect to each such affected Lender.

         2.16 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes or any other tax based upon net income imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection 2.16. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 2.16 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

              (i) deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

              (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

              (iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person not incorporated under the laws of the United States of America or a state thereof that is an Assignee hereunder pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 2.16.

         2.17 Indemnity. Subject to the provisions of subsection 2.18(a), the Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of any Loan hereunder after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans or Fixed Rate Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding the Applicable Margin included therein) over (ii) the amount of interest (as determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

         2.18 Notice of Amounts Payable; Relocation of Lending Office; Mandatory Assignment. In the event that any Lender becomes aware that any amounts are or will be owed to it pursuant to subsection 2.14, 2.15, 2.16(a) or 2.17, then it shall promptly notify the Borrower thereof and, as soon as possible thereafter, such Lender shall submit to the Borrower a certificate indicating the amount owing to it and the calculation thereof. The amounts set forth in such certificate shall be prima facie evidence of the obligations of the Borrower hereunder; provided, however, that the failure of the Borrower to pay any amount owing to any Lender pursuant to subsection 2.14, 2.15, 2.16(a) or 2.17 shall not be deemed to constitute a Default or an Event of Default hereunder to the extent that the Borrower is contesting in good faith its obligation to pay such amount by ongoing discussions diligently pursued with such Lender or by appropriate proceedings.

         (b) If a Lender claims any additional amounts payable pursuant to subsection 2.14, 2.15 or 2.16(a), it shall use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for paying such additional amounts, including changing the jurisdiction of its applicable lending office, provided that the taking of any such action would not, in the reasonable judgment of the Lender, be disadvantageous to such Lender.

         (c) In the event that any Lender delivers to the Borrower a certificate in accordance with subsection 2.18(a) (other than a certificate as to amounts payable pursuant to subsection 2.17), or the Borrower is required to pay any additional amounts or other payments in accordance with subsection 2.14, 2.15 or 2.16(a), the Borrower may, at its own expense and in its sole discretion, (i) require such Lender to transfer or assign, in whole or in part, without recourse (in accordance with subsection 9.6), all or part of its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans) to another Person (provided that the Borrower, with the full cooperation of such Lender, can identify a Person who is ready, willing and able to be an Assignee with respect to thereto) which shall assume such assigned obligations (which Assignee may be another Lender, if such Assignee Lender accepts such assignment) or (ii) during such time as no Default or Event of Default has occurred and is continuing, terminate the Commitment of such Lender and prepay all outstanding Loans (other than Competitive Loans) of such Lender; provided that (x) the Borrower or the Assignee, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans (other than Competitive Loans) made by it hereunder and (subject to subsection 2.17) all other amounts owed to it hereunder and (y) such assignment or termination of the Commitment of such Lender and prepayment of Loans does not conflict with any law, rule or regulation or order of any court or Governmental Authority.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

         3.1 Financial Condition. (a) The Borrower has heretofore furnished to each Lender the unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at January 1, 1999 (including the notes thereto) (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the transactions expected to occur on the Closing Date, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at January 1, 1999, assuming that the events specified in the preceding sentence had actually occurred at such date. The Pro Forma Balance Sheet reflects cash and cash equivalents of at least $750,000,000 and is substantially in the form previously provided to the Administrative Agent.

         (b) The Borrower has heretofore furnished to each Lender a copy of the audited combined financial statements of the segments and Subsidiaries of GM constituting the Delphi Automotive Systems business of GM for the fiscal years of GM ended December 31, 1996 and December 31, 1997 and unaudited interim combined financial statements of the segments and Subsidiaries of GM constituting the Delphi Automotive Systems business of GM for each quarterly period ended subsequent to December 31, 1997 and on or prior to September 30, 1998. Such financial statements present fairly the financial condition and results of operations of the segments and Subsidiaries of GM constituting the Delphi Automotive Systems business of GM as of, and for the fiscal years and fiscal quarters ended on, such dates in accordance with GAAP (subject, in the case of such quarterly statements, to normal year-end audit adjustments). Other than as disclosed in the Borrower's S-1 dated November 16, 1998, between December 31, 1997 and the Closing Date, there has been no development or event which has had a Material Adverse Effect.

         3.2 Corporate Existence; Compliance with Law. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be duly qualified and in good standing could not, in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.3 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement. No consent or authorization of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of the Borrower. This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         3.4 No Legal Bar; No Default. The execution, delivery and performance of this Agreement, the Applications, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except to the extent that all such violations and creation or imposition of Liens could not, in the aggregate, have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         3.5 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues as of the Closing Date (a) with respect to this Agreement or any of the actions contemplated hereby, or (b) which involves a probable risk of an adverse decision which would materially restrict the ability of the Borrower to comply with its obligations under this Agreement.

         3.6 Federal Regulations. No part of the proceeds of any Loans will be used for "buying," "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

         3.7 Investment Company Act. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         3.8 ERISA. The Borrower is in compliance with all material provisions of ERISA, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.9 No Material Misstatements. No report, financial statement or other written information furnished by or on behalf of such Borrower to the Administrative Agent or any Lender pursuant to subsection 3.1 or subsection 5.1(a) contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not misleading, except to the extent that the facts (whether misstated or omitted) do not result in a Material Adverse Effect. No report, financial statement or other written information furnished by or on behalf of the Borrower for inclusion in the Confidential Information Memorandum contained as of the Closing Date any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The projections and pro forma financial information contained in the Confidential Information Memorandum are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

         3.10 Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         3.11 Subsidiaries. The Subsidiaries listed on Schedule 3.11 constitute all the Subsidiaries of the Borrower on the date hereof which are "significant subsidiaries" within the meaning of Regulation S-X of the U.S. Securities and Exchange Commission (other than as set forth in such schedule).

         3.12 Year 2000 Matters. The Borrower uses software and related computer technologies essential to its operations that use two digits rather than four to specify the year, which could result in a date recognition problem with the transition to the year 2000. The Borrower has established a plan to identify and remediate potential Year 2000 problems in its material business information systems, infrastructure and production and manufacturing facilities. The Borrower has substantially completed an inventory of potentially date-sensitive material systems to determine which systems require remediation and developed remediation plans where necessary. The Borrower has also begun surveying its suppliers and service providers for Year 2000 compliance. The Borrower is currently in the remediation and testing phase of its Year 2000 plan. The implementation of new enterprise software as part of its Year 2000 remediation program is not scheduled to be completed until July 1999 at one of its principal product group sites. The Borrower does not anticipate that a Material Adverse Effect will occur as a result of the Year 2000 issue.

         3.13 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower for its general corporate purposes including transactions with its Subsidiaries.


                        SECTION 4. CONDITIONS PRECEDENT

         4.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loan to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Loan, of the following conditions precedent:

         (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered (including, without limitation, by way of a telecopied signature page) by a duly authorized officer of the Borrower and each Lender.

         (b) Secretary's Certificate. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of the Borrower, in form and substance satisfactory to the Administrative Agent, which certificate shall (i) certify as to the incumbency and signature of the officers of the Borrower executing this Agreement (with the President or a Vice President of the Borrower attesting to the incumbency and signature of the Secretary or Assistant Secretary providing such certificate), (ii) have attached to it a true, complete and correct copy of each of the certificate of incorporation and by-laws of the Borrower, (iii) have attached to it a true and correct copy of the resolutions of the Board of Directors of the Borrower or a duly authorized committee thereof, which resolutions shall authorize the execution, delivery and performance of this Agreement and the borrowings by the Borrower hereunder and (iv) certify that, as of the date of such certificate (which shall not be earlier than the date hereof), none of such certificate of incorporation, by-laws or board resolutions shall have been amended, supplemented, modified, revoked or rescinded.

         (c) Fees. The Administrative Agent shall have received, for the benefit of the Lenders, the fees payable to the Lenders on the Closing Date pursuant to their respective commitment letters to the Borrower in respect of this Agreement.

         (d) Legal Opinions. The Administrative Agent shall have received, (i) the executed legal opinion of Drinker Biddle & Reath LLP, counsel to the Borrower, substantially in the form of Exhibit F-1 and (ii) the executed legal opinion of Simpson Thacher & Bartlett, counsel to the Administrative Agent, substantially in the form of Exhibit F-2. The Borrower hereby instructs the counsel referenced in clause (i) to deliver its opinion for the benefit of the Administrative Agent and each of the Lenders.

         (e) Agreements. The Administrative Agent shall have received copies of
    (i) the agreements between the Borrower and GM identified on Schedule 4.1(e), and all amendments thereto, providing for the separation of the Borrower's business from GM, and (ii) all transition services agreements and other agreements between the Borrower and GM identified on Schedule 4.1(e), and all amendments thereto.

         (f) No Material Adverse Effect. Other than as disclosed in the Borrower's S-1 dated November 16, 1998, since December 31, 1997, no development or event shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect.

The Administrative Agent shall notify the Borrower and each Lender promptly after the satisfaction of the foregoing conditions.

         4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan and any Competitive Loan to be made by it) is subject to the satisfaction of the following conditions:

         (a) Notice of Borrowing. The Administrative Agent shall have received a notice of borrowing, as required by subsection 2.2 or 2.3, as the case may be.

         (b) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent any such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date.

         (c) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied.


                        SECTION 5. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect, or any amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall:

         5.1 Financial Statements. Furnish to each Lender:

         (a) as soon as available, but in any event within 110 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; and

         (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year;

all such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         5.2 Certificates; Other Information.  Furnish to:

         (a) each Lender, concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of Deloitte & Touche or other independent certified public accountants of nationally recognized standing stating that, in making the examination necessary therefor, nothing came to their attention that caused them to believe that the Borrower was, as at the date at which such financial statements were made, in breach of subsection 6.1;

         (b) each Lender, concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of a Financial Officer (i) stating that, to the best of such Officer's knowledge,
    (A) such financial statements present fairly the financial condition and results of operations of the Borrower and its Subsidiaries for the period referred to therein (subject, in the case of interim statements, to normal year-end audit adjustments) and (B) during such period the Borrower has performed all of its covenants and other agreements contained in this Agreement to be performed by it, and that no Default or Event of Default has occurred, except as specified in such certificate, and (ii) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the provisions of subsection 6.1 on the date of such financial statements;

         (c) each Lender, within 15 days after the same become public, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

         (d) the Administrative Agent, within ten Business Days after the occurrence thereof, written notice of any change in Status; provided that the failure to provide such notice shall not delay or otherwise affect any change in the Applicable Margin or other amount payable hereunder which is to occur upon a change in Status pursuant to the terms of this Agreement; and

         (e) the Administrative Agent, promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request and that is reasonably related to such Lender's credit analysis of the Borrower and which request does not impose an unreasonable burden on the Borrower to satisfy.

         5.3 Notices. Promptly give notice to the Administrative Agent and each Lender of (a) the occurrence of any Default or Event of Default, accompanied by a statement of a Financial Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto and (b) so long as the Borrower is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, (i) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any affiliate thereof that could reasonably be expected to result in a Material Adverse Effect and (ii) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

         5.4 Conduct of Business and Maintenance of Existence. (a) Continue to engage in its principal line of business as now conducted by it, (b) preserve, renew and keep in full force and effect its corporate existence and (c) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its principal line of business, except, in any such case, as otherwise permitted pursuant to subsection 6.5 or to the extent that failure to do so would not have a Material Adverse Effect.

         5.5 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

         5.6 Environmental Laws. Except as could not in the aggregate reasonably be expected to result in a Material Adverse Effect:

         (a) comply with all applicable Environmental Laws, and obtain and comply with and maintain any and all permits, licenses or other approvals required by applicable Environmental Laws; and

         (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.


                         SECTION 6. NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder:

         6.1 Consolidated Leverage Ratio. The Borrower shall not, directly or indirectly, permit the Consolidated Leverage Ratio to exceed 3.25 to 1.0 at the end of any fiscal quarter.

         6.2 Indebtedness. The Borrower shall not, directly or indirectly, permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness or any guarantee of Indebtedness (other than Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary and other than Permitted Receivables Financings), except Indebtedness and guarantees in an aggregate principal amount at any one time outstanding, which when combined with (but without duplication) (i) the aggregate outstanding principal amount of obligations secured by a Lien upon any of the property or revenues of the Borrower or any of its Subsidiaries at such time and (ii) the aggregate amount of Sale-Leasebacks consummated since the Closing Date and which are outstanding on the relevant date of determination (other than Sale-Leasebacks to the extent the proceeds thereof are used to refinance any Sale-Leaseback which was in existence on the date hereof), shall not exceed 15% of Consolidated Total Assets as reflected in the most recent annual audited consolidated financial statements of the Borrower delivered pursuant to subsection 5.1(a).

         6.3 Liens. The Borrower shall not nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, except Liens at any one time outstanding with respect to which the aggregate outstanding principal amount of the obligations secured thereby, which when combined with (but without duplication) (i) the aggregate principal amount of Indebtedness and guarantees of Indebtedness of any Subsidiary outstanding at such time (other than Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary and other than Permitted Receivables Financings) and (ii) the aggregate amount of Sale-Leasebacks consummated since the Closing Date and which are outstanding on the relevant date of determination (other than Sale-Leasebacks to the extent the proceeds thereof are used to refinance any Sale-Leaseback which was in existence on the date hereof), shall not exceed 15% of Consolidated Total Assets as reflected in the most recent annual audited consolidated financial statements of the Borrower delivered pursuant to subsection 5.1(a).

         6.4 Sale-Leasebacks. The Borrower shall not nor shall it permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of any property owned by the Borrower or any Subsidiary (except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person ("Sale-Leasebacks"), except for Sale-Leasebacks consummated since the Closing Date and which are outstanding on the relevant date of determination (other than Sale-Leasebacks to the extent the proceeds thereof are used to refinance any Sale-Leaseback which was in existence on the date hereof) in an aggregate amount, which when combined with (but without duplication) (i) the aggregate outstanding principal amount of obligations secured by a Lien upon any of the property or revenues of the Borrower or any of its Subsidiaries at the time of entering into any such Sale-Leaseback and (ii) the aggregate principal amount of Indebtedness and guarantees of Indebtedness of any Subsidiary outstanding at such time (other than Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary and other than Permitted Receivables

Financings), shall not exceed 15% of Consolidated Total Assets as reflected in the most recent annual audited consolidated financial statements of the Borrower delivered pursuant to subsection 5.1(a).

         6.5 Merger, Consolidation, etc. The Borrower shall not, directly or indirectly, merge or consolidate with any other Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or sell or convey all or substantially all of its assets to any Person unless, in the case of mergers and consolidations, (a) the Borrower shall be the continuing corporation and (b) immediately before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing.


                         SECTION 7. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof or fail to pay any interest on any Loan or any other amount which is payable hereunder and (in the case of this clause (ii) only) such failure shall continue unremedied for more than five Business Days after written notice thereof has been given to the Borrower by the Administrative Agent or the Majority Lenders; or

         (b) Any representation or warranty made or deemed made by the Borrower in Section 3 or any certified statement furnished pursuant to subsection 5.2(b) shall prove to have been incorrect on or as of the date made or deemed made or certified if the facts or circumstances incorrectly represented or certified result in a Material Adverse Effect; or

         (c) The Borrower shall default in the observance of the agreement contained in subsection 5.3(a) or subsection 5.4(a) or (b) or Section 6; or

         (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a), (b) and (c) of this Section 7), and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or the Majority Lenders; or

         (e) The Borrower or any Significant Subsidiary shall default in any payment of $10,000,000 or more of principal of or interest on any Indebtedness or in the payment of $10,000,000 or more on account of any guarantee in respect of Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or guarantee was created; or

         (f) Any event or condition occurs that results in any Indebtedness or any guarantee of Indebtedness of the Borrower or any of its Significant Subsidiaries of an aggregate principal amount of $20,000,000 or more becoming due in full or payable in full prior to the scheduled maturity of such Indebtedness or guarantee or that requires the prepayment, repurchase, redemption or defeasance thereof in full, prior to the scheduled maturity of such Indebtedness or guarantee (other than pursuant to any voluntary prepayments, customary due-on-sale clause or any provision requiring prepayment of such Indebtedness based on excess cash flow, permitted asset sales or permitted debt or equity issuances, in each case contained in the terms of such Indebtedness); provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

         (g) (i) The Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or

         (h) One or more judgments or decrees shall (i) be entered against the Borrower, (ii) not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof and (iii) involve a liability (not paid or fully covered by insurance) of either (A) $20,000,000 or more, in the case of any single judgment or decree or (B) $50,000,000 or more in the aggregate, in the case of all such judgments and decrees; or

         (i) The Borrower or any of its Significant Subsidiaries shall default in the performance of any of its obligations under, or otherwise fail to observe or perform any covenant, condition or agreement contained in, any of the Material Agreements, to the extent the consequences of any such default or failure could reasonably be expected to result in a Material Adverse Effect; or

         (j)        A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                       SECTION 8 THE ADMINISTRATIVE AGENT

         8.1 Appointment. Each Lender hereby irrevocably designates and appoints Chase as the Administrative Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes Chase, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative

Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Borrower to perform its obligations hereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

         8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Lenders (or, to the extent that this Agreement expressly requires a higher percentage of Lenders, such higher percentage), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by the Borrower hereunder.

         8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly notify the Borrower (unless the Borrower shall have delivered such notice to the Administrative Agent) and then give notice thereof to the Lenders (provided that the failure to notify the Borrower shall not impair any of the rights of the Administrative Agent and the Lenders with respect to the events and circumstances specified in such notice). The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection 8.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date of payment in full), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the amounts owing hereunder) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The Administrative Agent shall have the right to deduct any amount owed to it by any Lender under this subsection 8.7 from any payment made by it to such Lender hereunder. The agreements in this subsection 8.7 shall survive the payment of the Loans and all other amounts payable hereunder.

         8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 90 days' notice to the Lenders and the Borrower and following the appointment of a successor Administrative Agent in accordance with the provisions of this subsection 8.9. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Majority Lenders shall appoint from among the Lenders willing to serve as Administrative Agent a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the obligations owing hereunder. If no successor agent has accepted appointment as Administrative Agent by the date that is 90 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         8.10 Syndication Agents and Documentation Agent. Neither of the Syndication Agents nor the Documentation Agent shall have any duties or responsibilities hereunder in their capacities as such.


                           SECTION 9. MISCELLANEOUS

         9.1 Amendments and Waivers. Neither this Agreement, nor any terms hereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 9.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrower hereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the principal amount of any Loan, or reduce the stated rate of any interest or fee payable hereunder, or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's

Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this subsection 9.1 or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 or any other provision of this Agreement governing the rights or obligations of the Administrative Agent without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the obligations owing hereunder. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or four days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule II in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing hereunder:

         The Borrower:      Delphi Automotive Systems Corporation
                            5725 Delphi Drive
                            Troy, Michigan  48098
                            Attention: Treasurer
                            Telecopy: (248) 813-2590
                            Telephone: (248) 813-2592

         The Administrative
         Agent:             The Chase Manhattan Bank
                            The Loan and Agency Services Group
                            One Chase Manhattan Plaza
                            8th Floor
                            New York, New York  10081
                            Attention: Lenora Kiernan
                            Telecopy:  (212) 552-5650
                            Telephone:  (212) 552-7309

         with a copy to:    The Chase Manhattan Bank
                            270 Park Avenue
                            47th Floor
                            New York, New York  10017

                                    Attention:  Rosemary  Bradley
                                    Telecopy:  (212) 972-9854
                                    Telephone:  (212) 270-7853

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.3, 2.4, 2.5 and 2.6 shall not be effective until received.

         9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses reasonably incurred in connection with the enforcement of any rights under this Agreement, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the several Lenders (other than those incurred in connection with the compliance by the relevant Lender with the provisions of subsection 2.18(a)), and (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay by the Borrower in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind or nature whatsoever (it being understood that this shall not include the fees and disbursements of counsel to any of the Lenders (other than Chase) in connection with (i) their review of this Agreement prior to the Closing Date or (ii) prior to the occurrence of a Default or an Event of Default, any amendment or waiver to this Agreement or any assignment to another Lender pursuant to the terms hereof) with respect to the execution, delivery, enforcement, performance and administration of this Agreement (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender. The agreements in this subsection 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

         9.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the obligations owing hereunder and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder; provided that such Lender shall have given prior written notice to the Borrower of the identity of such Participant. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any obligation owing to it hereunder for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower hereby agrees that each Participant shall be entitled to the benefits of subsections 2.15, 2.16 and 2.17 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower (which shall not be unreasonably withheld) and the Administrative Agent, to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, unless the Borrower and the

Administrative Agent otherwise consent, any such assignment to an Assignee which is not a Lender (before giving effect to such assignment) or an affiliate thereof shall be in a minimum amount of $10,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of (and be) a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding anything to the contrary contained herein, any Lender may sell, transfer, assign or grant participations in all or any part of the Competitive Loans made by it.

     (d) The Administrative Agent shall maintain at its address referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection and copying by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide a copy of the Register to the Borrower on a monthly basis.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment by the Lender to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the assigning Lender, its Assignee and the Borrower.

     (f) The Borrower authorizes each Lender to disclose to any prospective Participant, any Participant or any prospective Assignee (each, a "Transferee") any and all financial information in such Lender's possession concerning the Borrower and its affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to all Lenders by or on behalf of the Borrower in connection with their respective credit evaluations of the Borrower and its affiliates prior to becoming a party to this Agreement; provided that (i) such Transferee has executed and delivered to the Borrower a written confidentiality agreement substantially in the form of that which has been executed and delivered by each Lender prior to the date hereof and (ii) in the case of any information other than that contained in the Confidential Information Memorandum, the Borrower has been informed of the identity of such Transferee and has consented to the disclosure of such information thereto. Nothing contained in this subsection 9.6(f) shall be deemed to prohibit the delivery to any Transferee of any financial information which is otherwise publicly available.

     (g) Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower's own expense, a promissory note, substantially in the form of Exhibit G, evidencing the Revolving Credit Loans owing to such Lender.

     9.7 Adjustments. If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(g), or otherwise), such that it has received aggregate payments or collateral on account of its Loans in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans which are then due and payable, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     9.8 Counterparts. (a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

    (b) By its signature hereto, each Lender hereby agrees that this Agreement shall become effective immediately upon the execution and delivery on January 4, 1999 by the Borrower and the Administrative Agent of this Agreement. In the event that this Agreement has not been duly executed and delivered by each Person listed on the signature pages hereto (other than the Borrower and the Administrative Agent, with respect to which the execution and delivery of this Agreement shall be a condition precedent to its effectiveness) on or before the date upon which this Agreement becomes effective in accordance with the immediately preceding sentence, this Agreement shall nevertheless become effective with respect to those Persons who have executed and delivered it on or before such effective date and those Persons who have not executed and delivered it (such Persons, the "Non-Executing Banks") shall be deemed not to be Lenders hereunder.

    (c) On the date of effectiveness of this Agreement, the Borrower may (after consultation with the Administrative Agent) designate one or more Lenders (the "Designated Lenders") to assume the Commitments which would have been held by the Non-Executing Banks and, if the Designated Lenders agree to assume such Commitments, (i) Schedules I and II shall be deemed to be amended to reflect such increase in the respective Commitment of each Designated Lender and the omission of each Non-Executing Bank as a Lender hereunder and (ii) the respective Commitment of each Designated Lender shall be deemed to be such increased amount for all purposes hereunder.

    (d) Notwithstanding anything to the contrary contained herein, (i) the Commitment of a Lender shall not be increased (without the prior written consent of such Lender) as a result of the failure of any other Person to execute and deliver this Agreement or otherwise and (ii) in no event shall the aggregate Commitments of all Lenders exceed $3,500,000,000.

     9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     9.11 Confidentiality. Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection, to any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this subsection or (ii) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this subsection shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.





                                        DELPHI AUTOMOTIVE SYSTEMS CORPORATION


                                        By: /s/ John Blahnik
                                           ------------------------------
                                           Name:   John Blahnik
                                           Title:  Vice President


                                        THE CHASE MANHATTAN BANK, as
                                        Administrative Agent and as a Lender


                                        By: /s/ Rosemary Bradley
                                           ------------------------------
                                           Name:   Rosemary Bradley
                                           Title:  Vice President

                                        [OTHER LENDERS]

                                         BANK OF AMERICA NT & SA, as Syndication
                                         Agent and Lender



                                         By: /s/ Steven K. Ahrenholz
                                             -----------------------------------
                                             Name: Steven K. Ahrenholz
                                             Title: Vice President

                                     CITIBANK, N.A., as Syndication Agent and
                                     Lender



                                     By: /s/ Robert D. Wetrus
                                         --------------------------------------
                                         Name: Robert D. Wetrus
                                         Title: Citibank, N.A. Attorney-in-Fact

                                          DEUTSCHE BANK AG
                                          NEW YORK BRANCH AND/OR
                                          CAYMAN ISLANDS BRANCH, as Syndication
                                          Agent and Lender


                                          By: /s/ Hans-Josef Thiele
                                              ----------------------------------
                                              Name: Hans-Josef Thiele
                                              Title: Director


                                          By: /s/ Stephan A. Wiedemann
                                              ----------------------------------
                                              Name: Stephan A. Wiedemann
                                              Title: Director

                                         BARCLAYS BANK PLC, as Syndication Agent
                                         and Lender


                                         By: /s/ T.E. Weidman
                                             -----------------------------------
                                             Name: T.E. Weidman
                                             Title: Director

                                          BANQUE NATIONALE DE PARIS, as
                                          Syndication Agent and Lender


                                          By: /s/ Christine L. Howatt
                                              ----------------------------------
                                              Name: Christine L. Howatt
                                              Title: Vice President and Manager,
                                                     Credit Department

                                        AUSTRALIA AND NEW ZEALAND BANKING
                                        GROUP LIMITED



                                        By: /s/ Christine S. Pomeranz
                                           -----------------------------------
                                           Name: Christine S. Pomeranz
                                           Title: Vice President

                                        BANCA COMMERCIALE ITALIANA-NEW
                                        YORK BRANCH



                                        By: /s/ Charles Dougherty
                                           -----------------------------------
                                           Name: C. Dougherty
                                           Title: VP



                                        By: /s/ Karen Purelis
                                           -----------------------------------
                                           Name: Karen Purelis
                                           Title: VP

                                        BANCA DI ROMA



                                        By: /s/ Luca Balestra
                                           -----------------------------------
                                           Name: Luca Balestra
                                           Title: VP



                                        By: /s/ C. Perna
                                           -----------------------------------
                                           Name: C. Perna
                                           Title: SVP

                                        BANKBOSTON, N.A.



                                        By: /s/ Demetric A. Duckett
                                           -----------------------------------
                                           Name: Demetric A. Duckett
                                           Title: Vice President

                                        BANK OF MONTREAL



                                        By: /s/ Richard W. Camm
                                            -----------------------------------
                                            Name: Richard W. Camm
                                            Title: Managing Director

                                             THE BANK OF NEW YORK


                                             By: /s/ William Barnum
                                                 -------------------------------
                                                 Name: William Barnum
                                                 Title: Vice President

                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ F.C.H. Ashby
                                           -------------------------------------
                                           Name: F.C.H. Asby
                                           Title: Senior Manager Loan Operations

                                    BANK OF TOKYO-MITSUIBISHI TRUST
                                    COMPANY


                                    By: /s/ Friedrich N. Wilms
                                        ----------------------------------------
                                        Name: Friedrich N. Wilms
                                        Title: Vice President

                                    BAYERISCHE LANDESBANK
                                    GIROZENTRALE
                                    CAYMAN ISLANDS BRANCH


                                    By: /s/ Peter Obermann
                                        ------------------------------------
                                        Name: Peter Obermann
                                        Title: Senior Vice President



                                    By: /s/ James H. Boyle
                                        ------------------------------------
                                        Name: James H. Boyle
                                        Title: Second Vice President

                                            CIBC INC.



                                            By: /s/ Cyd Petre
                                                -------------------------------
                                                Name: Cyd Petre
                                                Title: Executive Director
                                                CIBC Oppenheimer Corp., As Agent

                           COMPAGNIE FINANCIERE DE CIC ET DE
                           L'UNION EUROPEENNE
                           (NEW YORK BRANCH)


                           By: /s/ Martha Skidmore
                               ------------------------------------
                               Name: Martha Skidmore
                               Title: Vice President



                           By: /s/ Eric Longuet
                               ------------------------------------
                               Name: Eric Longuet
                               Title: Vice President

                           COMPAGNIE FINANCIERE DE CIC ET DE
                           L'UNION EUROPEENNE
                           (PARIS HEAD OFFICE)



                           By: /s/ A. Roland-Gosselin
                               -----------------------------------------
                               Name: A. Roland-Gosselin
                               Title: V.P.



                           By: /s/ Yann de Saint Pol
                               -----------------------------------------
                               Name: Yann de Saint Pol
                               Title: V.P.

                                             COMERICA BANK


                                             By: /s/ Robert M. Ramirez
                                                 -------------------------------
                                                 Name: Robert M. Ramirez
                                                 Title: Account Officer

                                    COMMERZBANK AKTIENGESELLSCHAFT,
                                    CHICAGO BRANCH


                                    By: /s/ William Binder
                                        --------------------------------
                                        Name: William Binder
                                        Title: Vice President


                                    By: /s/ Rie Ando
                                        --------------------------------
                                        Name: Rie Ando
                                        Title: Assistant Treasurer

                                    CREDIT AGRICOLE INDOSUEZ


                                    By: /s/ David Bouhl
                                        ------------------------------------
                                        Name: David Bouhl
                                        Title: F.V.P.
                                               Head of Corporate Banking
                                               Chicago


                                    By: /s/ Dean Balice
                                        ------------------------------------
                                        Name:  Dean Balice
                                        Title: Senior Vice President
                                               Branch Manager

                                     CREDIT LYONNAIS, CHICAGO BRANCH


                                     By: /s/ Lee E. Greve
                                         ----------------------------------
                                         Name: Lee E. Greve
                                         Title: First Vice President

                                        DAI ICHI KANGYO BANK LTD.



                                        By: /s/ David McCann
                                           -----------------------------------
                                           Name: David McCann
                                           Title: Assistant Vice President

                                        DG BANK DEUTSCHE
                                        GENOSSENSCHAFTSBANK AG,
                                        CAYMAN ISLAND BRANCH


                                        By: /s/ Stefanie Gaensslen
                                           -----------------------------------
                                           Name: Stefanie Gaensslen
                                           Title: Asst. Vice President



                                        By: /s/ Trevor H. Brookes
                                           -----------------------------------
                                           Name: Trevor H. Brookes
                                           Title: Assistant Vice President

                                        DRESDNER BANK AG NEW YORK AND
                                        GRAND CAYMAN BRANCHES



                                        By: /s/ Howard L. Ramlal
                                           -----------------------------------
                                           Name: Howard L. Ramlal
                                           Title: Assistant Vice President


                                        By: /s/ Brigitte Sacin
                                           -----------------------------------
                                           Name: Brigitte Sacin
                                           Title: Assistant Treasurer

                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By: /s/ R.H. Huttenhocher
                                           -----------------------------------
                                           Name: R.H. Huttenlocher
                                           Title: FVP

                                        FIRST UNION NATIONAL BANK


                                        By: /s/ John E. Reid
                                           -----------------------------------
                                           Name: John E. Reid
                                           Title: Vice President

                                        GENERALE BANK


                                        By: /s/ E. Matthews
                                           -----------------------------------
                                           Name: E. Matthews
                                           Title: SVP


                                        By: /s/ David Snyder
                                           -----------------------------------
                                           Name: David Snyder
                                           Title: SVP

                                        BAYERISCHE HYPO- UND VEREINSBANK AG


                                        By: /s/ David J. Thompson
                                           -----------------------------------
                                           Name: David J. Thompson
                                           Title: Director


                                        By: /s/ Martin J. O'Malley
                                           -----------------------------------
                                           Name: Martin J. O'Malley
                                           Title: Director

                                        KBC BANK N.V.


                                        By: /s/ John E. Thierfelder
                                           -----------------------------------
                                           Name: John E. Thierfelder
                                           Title: Vice President


                                        By: /s/ Robert Snauffer
                                           -----------------------------------
                                           Name: Robert Snauffer
                                           Title: First Vice President

                                        KEYBANK NATIONAL ASSOCIATION


                                        By: /s/ J.T. Taylor
                                           -----------------------------------
                                           Name: J.T. Taylor
                                           Title: Vice President

                                        MARINE MIDLAND BANK


                                        By: /s/ Mark J. Rakov
                                           -----------------------------------
                                           Name: Mark J. Rakov
                                           Title: Vice President

                                        MIDLAND BANK PLC


                                        By: /s/ Nigel Batley
                                           -----------------------------------
                                           Name: Nigel Batley
                                           Title: Corporate Banking Manager

                                           NATIONAL WESTMINSTER BANK PLC
                                           NEW YORK BRANCH


                                           By: /s/ R.J. Freedman
                                               ---------------------------------
                                               Name: R.J. Freedman
                                               Title: Director
                                                      North America


                                           NATIONAL WESTMINSTER BANK PLC
                                           NASSAU BRANCH


                                           By: /s/ R.J. Freedman
                                               ---------------------------------
                                               Name: R.J. Freedman
                                               Title: Director
                                                      North America

                                                THE NORTHERN TRUST COMPANY


                                                By: /s/ Tracy J. Toulouse
                                                    ----------------------------
                                                    Name: Tracy J. Toulouse
                                                    Title: Vice President

                               THE SANWA BANK, LTD
                               NEW YORK BRANCH


                               By: /s/ Joseph E. Leo
                                   ---------------------------------------------
                                   Name: Joseph E. Leo
                                   Title: Vice President and Area Manager

                                           SOCIETE GENERALE


                                           By: /s/ Eric E.O. Siebert Jr.
                                               ---------------------------------
                                               Name: Eric E.O. Siebert Jr.
                                               Title: Director

                                         TORONTO DOMINION (TEXAS), INC.


                                         By: /s/ Lynn Chasin
                                             ---------------------------------
                                             Name: Lynn Chasin
                                             Title: Vice President

                                  WESTPAC BANKING CORPORATION


                                  By: /s/ Craig L. Jones
                                      -----------------------------------------
                                      Name: Craig L. Jones
                                      Title: Head of Corporate and Financial
                                             Institution Relationships